Exhibit 1.1

PLACEMENT AGENCY AGREEMENT

____, 2026

Maxim Group LLC

300 Park Avenue, 16th Floor

New York, NY 10022

Ladies and Gentlemen:

Subject to the terms and conditions herein (this “Agreement”), Imunon, Inc., a Delaware corporation (the “Company”), hereby agrees to sell up to an aggregate of ___________units (the “Units”), each Unit consisting of one share (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) (or prefunded common stock purchase warrants to purchase shares of Common Stock in lieu of Shares (the “Prefunded Warrants”)), a Tranche A common stock purchase warrant (the “Tranche A Warrants”) to purchase one-half of one share of Common Stock or a warrant in lieu thereof to purchase one-half of one share of Common Stock (the “Tranche A Exchange Warrants”), a Tranche B common stock purchase warrant (the “Tranche B Warrants”) to purchase one share of Common Stock or a warrant in lieu thereof to purchase one share of Common Stock (the “Tranche B Exchange Warrants”), a Tranche C common stock purchase warrant (the “Tranche C Warrants”) to purchase one share of Common Stock or a warrant in lieu thereof to purchase one share of Common Stock (the “Tranche C Exchange Warrants”) and a Tranche D common stock purchase warrant (the “Tranche D Warrants” and, together with the Tranche A Warrants, the Tranche B Warrants and the Tranche C Warrants, the “Common Warrants”) to purchase one share of Common Stock or a warrant in lieu thereof to purchase one share of Common Stock (the “Tranche D Exchange Warrants” and, together with the Tranche A Exchange Warrants, the Tranche B Exchange Warrants and the Tranche C Exchange Warrants, the “Exchange Warrants”) (the shares of Common Stock underlying the Prefunded Warrants, the Exchange Warrants and the Warrants, the “Warrant Shares”, and the Shares, the Prefunded Warrants, the Warrants and the Warrant Shares, the “Securities”) directly to various investors (each, an “Investor” and, collectively, the “Investors”) through Maxim Group LLC (the “Placement Agent”) as placement agent. The documents executed and delivered by the Company and the Investors in connection with the Offering (as defined below), including, without limitation, a securities purchase agreement (the “Purchase Agreement”), shall be collectively referred to herein as the “Transaction Documents.” The purchase price to the Investors is $_____ per Unit (the “Per Unit Purchase Price”), provided that the purchase price per Prefunded Warrant shall be the Per Unit Purchase Price minus $0.0001. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Offering. Terms that are not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

The Company hereby confirms its agreement with the Placement Agent as follows:

Section 1. Agreement to Act as Placement Agent.

(a)  On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Placement Agent shall be the exclusive placement agent in connection with the offering and sale by the Company of the Securities pursuant to the Company’s registration statement on Form S-1 registering the Securities (and including any registration statement prepared and filed by the Company in accordance with Rule 462(b) pursuant to the Securities Act) (the “Registration Statement”), with the terms of such offering (the “Offering”) to be subject to market conditions and negotiations between the Company, the Placement Agent and the prospective Investors. The Placement Agent will act on a reasonable best efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful placement of the Securities, or any portion thereof, in the prospective Offering. Under no circumstances will the Placement Agent or any of its “Affiliates” (as defined below) be obligated to underwrite or purchase any of the Securities for its own account or otherwise provide any financing. The Placement Agent shall act solely as the Company’s agent and not as principal. The Placement Agent shall have no authority to bind the Company with respect to any prospective offer to purchase Securities and the Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Securities shall be made at one or more closings (each a “Closing” and the date on which each Closing occurs, a “Closing Date”). The Closing of the issuance of the Shares and Common Warrants shall occur via “Delivery Versus Payment”, i.e., on the Closing Date, the Company shall issue the Shares and Common Warrants directly to the account designated by the Placement Agent and, upon receipt of such Shares and Common Warrants , the Placement Agent shall electronically deliver such Shares and Common Warrants and Pre-funded warrants, if any, to the applicable Investor and payment shall be made by the Placement Agent (or its clearing firm) by wire transfer to the Company. The Pre-Funded Warrants, if any, shall be delivered by the Company to the applicable Investor against payment therefor. Warrant Shares and Exchange Warrants shall be delivered only upon exercise of the Warrants in accordance with their terms and the Purchase Agreement. As compensation for services rendered, on each Closing Date, the Company shall pay to the Placement Agent the fees and expenses set forth below:

(i) The Company shall pay the Placement Agent a cash fee equal to 7.0% of the gross proceeds received by the Company from the sale of the Securities at each closing of the Offering (the “Closing”).

(ii) The Placement Agent will be entitled, without duplication, to a warrant solicitation fee equal to 7.0% of the gross proceeds of any exercise of Warrants issued to Investors in the Offering.

(iii) The Company also agrees to reimburse Placement Agent’s offering-related legal expenses up to a maximum of $125,000, less the Advance as described in the Engagement Letter (defined below), payable immediately upon the Closing of the Offering.

(iv) The Company shall issue such number of Common Stock purchase warrants (the “Placement Agent Warrants”) to the Placement Agent or its designees to purchase shares of Common Stock equal to 5.0% of the aggregate number of shares of Common Stock and Pre-Funded Warrants sold in the base portion of the Offering on such Closing Date (including, for the avoidance of doubt, the shares of Common Stock underlying any Pre-Funded Warrants issued in the base portion of the Offering, but excluding any securities issued pursuant to the exercise of any of the Common Warrants or Exchange Warrants).

(v) The Placement Agent Warrants shall have an exercise price equal to 110% of the Per Unit Purchase Price, have an expiration date of 5 years after the effective date of the Registration Statement and be in a form as agreed upon between the Company and the Placement Agent. The Placement Agent Warrants shall be subject to a lock-up period for 180 days from the commencement of sales of the Offering except as permitted by Financial Industry Regulatory Authority (“FINRA”) Rule 5110(e)(2).

(b) The term of the Placement Agent’s exclusive engagement shall be as set forth in the Engagement Agreement (as defined below). Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s obligations contained in the indemnification provisions will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section 1 hereof and which are permitted to be reimbursed under FINRA Rule 5110(g)(4)(A), will survive any expiration or termination of this Agreement. Nothing in this Agreement shall be construed to limit the ability of the Placement Agent, its Affiliates or the Company to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with Persons (as defined below) other than the Placement Agent or the Company, respectively. As used herein (i) “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

2

Section 2. Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Placement Agent as of the date hereof, and as of each Closing Date, as follows:

(a) Securities Law Filings. The Company has filed with the Securities and Exchange Commission (the “Commission”) the Registration Statement under the Securities Act, which was filed on October 26, 2026, as amended or supplemented, and declared effective on ______, 2026 for the registration of the Securities under the Securities Act. Following the determination of pricing among the Company and the prospective Investors introduced to the Company by Placement Agent, the Company will file with the Commission pursuant to Rules 430B and 424(b) under the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, a final prospectus relating to the placement of the Securities, their respective pricings and the plan of distribution thereof and will advise the Placement Agent of all further information (financial and other) with respect to the Company required to be set forth therein. Such prospectus in the form in which it appears in the Registration Statement at the time of effectiveness is hereinafter called the “Preliminary Prospectus”; and the final prospectus, in the form in which it will be filed with the Commission pursuant to Rules 430B and/or 424(b) (including the Preliminary Prospectus as it may be amended or supplemented) is hereinafter called the “Final Prospectus.” The Registration Statement at the time it originally became effective is hereinafter called the “Original Registration Statement.” Any reference in this Agreement to the Registration Statement, the Original Registration Statement, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”), if any, which were or are filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the applicable date of such document; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Original Registration Statement, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Preliminary Prospectus or the Final Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, as the case may be. As used in this paragraph and elsewhere in this Agreement, “Time of Sale Disclosure Package” means the Preliminary Prospectus, the Purchase Agreement, the final terms of the Offering provided to the Investors (orally or in writing) and any issuer free writing prospectus as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, that the parties hereto shall hereafter expressly agree in writing to treat as part of the Time of Sale Disclosure Package. The term “any Prospectus” shall mean, as the context requires, the Preliminary Prospectus, the Final Prospectus, and any supplement to either thereof. The Company has not received any notice that the Commission has issued or intends to issue a stop order suspending the effectiveness of the Registration Statement or the use of the Preliminary Prospectus or any prospectus supplement or intends to commence a proceeding for any such purpose.

(b) Assurances. The Original Registration Statement, as amended, (and any further documents filed with the Commission in connection with this Offering) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the applicable Rules and Regulations and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Final Prospectus, as of its date, will comply in all material respects with the Securities Act and the applicable Rules and Regulations. The Final Prospectus, as amended or supplemented, will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations promulgated thereunder, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Final Prospectus), in light of the circumstances under which they were made not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. Except for this Agreement and the Transaction Documents, there are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. Except for this Agreement and the Transaction Documents, there are no contracts or other documents required to be described in the Final Prospectus, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required.

3

(c) Offering Materials. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to each Closing Date, any offering material in connection with the offering and sale of the Securities other than the Time of Sale Disclosure Package.

(d) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Time of Sale Disclosure Package and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s Board of Directors (the “Board of Directors”) or the Company’s stockholders in connection therewith other than in connection with the Required Approvals (as defined in the Purchase Agreement). This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(e) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the transactions contemplated pursuant to the Time of Sale Disclosure Package, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(f) Certificates. Any certificate signed by an officer of the Company and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed to be a representation and warranty by the Company to the Placement Agent as to the matters set forth therein.

(g) Reliance. The Company acknowledges that the Placement Agent will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

(h) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Time of Sale Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

4

(i) Statistical or Market-Related Data. Any statistical, industry-related and market-related data included or incorporated by reference in the Time of Sale Disclosure Package, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(j) Certain Fees; FINRA Affiliations. Except as set forth in the Registration Statement and Prospectus, no brokerage or finder’s fees or commissions are or will be payable by the Company, any Subsidiary or Affiliate of the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. Except as set forth in the Registration Statement and Prospectus, there are no other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Placement Agent’s compensation, as determined by FINRA. Other than payments to the Placement Agent for this Offering, or as set forth in the Registration Statement and Prospectus, the Company has not made and has no agreements, arrangements or understanding to make any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member participating in the offering as defined in FINRA Rule 5110 (a “Participating Member”); or (iii) any person or entity that has any direct or indirect affiliation or association with any Participating Member, within the 180-day period preceding the initial filing of the Registration Statement through the 60-day period after the Effective Date. None of the net proceeds of the Offering will be paid by the Company to any Participating Member or its affiliates, except as specifically authorized herein. To the Company’s knowledge, no officer, director or any beneficial owner of 10% or more of the Company’s Common Stock or Common Stock Equivalents has any direct or indirect affiliation or association with any Participating Member in the Offering. Except for securities purchased on the open market, no Company Affiliate is an owner of stock or other securities of any Participating Member. To the Company’s knowledge, no Company Affiliate has made a subordinated loan to any Participating Member. No proceeds from the sale of the Securities (excluding placement agent compensation as disclosed in the Registration Statement and the Prospectus) will be paid to any Participating Member, any persons associated with a Participating Member or an affiliate of a Participating Member. Except as disclosed in the Prospectus, the Company has not issued any warrants or other securities or granted any options, directly or indirectly, to the Placement Agent within the 180-day period prior to the initial filing date of the Prospectus. Except for securities issued to the Placement Agent as disclosed in the Prospectus, no person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Prospectus is a Participating Member, is a person associated with a Participating Member or is an affiliate of a Participating Member. To the Company’s knowledge, no Participating Member in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” exists when a Participating Member, the parent or affiliate of a Participating Member or any person associated with a Participating Member in the aggregate beneficially own 10% or more of the Company’s outstanding subordinated debt or common equity, or 10% or more of the Company’s preferred equity. “FINRA member participating in the Offering” includes any associated person of a Participating Member in the Offering, any member of such associated person’s immediate family and any affiliate of a Participating Member in the Offering. When used in this Section 2(j) the term “affiliate of a FINRA member” or “affiliated with a FINRA member” means an entity that controls, is controlled by or is under common control with a FINRA member. The Company will advise the Placement Agent and its counsel if it learns that any officer, director or owner of 10% or more of the Company’s outstanding shares of Common Stock or Common Stock Equivalents is or becomes an affiliate or associated person of a Participating Member.

(k) Board of Directors. The Board of Directors is comprised of the persons set forth in the SEC Reports. The qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of the Trading Market. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of the Trading Market.

(l) D&O Questionnaires. To the Company’s knowledge, except as updated in the Time of Sale Disclosure Package, all information contained in the questionnaires most recently completed by each of the Company’s directors and officers is true and correct in all respects (other than changes in securities ownership from the date of such questionnaires) and the Company has not become aware of any information which would cause the information disclosed in such questionnaires to become inaccurate and incorrect.

5

(m) Representations and Warranties Incorporated by Reference. Each of the representations and warranties made to the Investors in the Purchase Agreement is hereby incorporated herein by reference (as though fully restated herein) and is hereby made to, and in favor of, the Placement Agent, subject to the qualifications, limitations and exceptions set forth in the Purchase Agreement.

Section 3. Delivery and Payment. Each Closing shall occur remotely by electronic transfer of the Closing documentation (or at such other place as shall be agreed upon by the Placement Agent and the Company). Subject to the terms and conditions hereof, at each Closing payment of the purchase price for the Securities sold on such Closing Date shall be made through “Delivery Versus Payment” settlement. On the applicable Closing Date, the Company shall issue the Shares and Common Warrants directly to the account or accounts designated by the Placement Agent, and, upon receipt of such Securities, the Placement Agent shall electronically deliver such Securities to the applicable Investor, and payment therefor shall be made by the Placement Agent, or its clearing firm, by Federal Funds wire transfer to the Company. The Pre-Funded Warrants, if any, shall be delivered by the Company to the applicable Investor against payment therefor. For the avoidance of doubt, Warrant Shares shall not be issued or delivered at the Closing unless and to the extent a Warrant is exercised on or prior to such Closing Date in accordance with the terms of the Warrant and the Purchase Agreement. Such Shares and Warrants shall be registered in such name or names as the applicable Investor may designate in the Purchase Agreement or as otherwise provided in the applicable closing instructions.

All actions taken at a Closing shall be deemed to have occurred simultaneously.

Section 4. Covenants and Agreements of the Company. The Company further covenants and agrees with the Placement Agent as follows:

(a) Registration Statement Matters. The Company will advise the Placement Agent promptly after it receives written notice thereof of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Final Prospectus has been filed and will furnish the Placement Agent with copies thereof. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of any Prospectus and for so long as the delivery of a prospectus is required in connection with the Offering. The Company will advise the Placement Agent, promptly after it receives notice thereof (i) of any request by the Commission to amend the Registration Statement or to amend or supplement any Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order directed at any Incorporated Document, if any, or any amendment or supplement thereto or any order preventing or suspending the use of the Preliminary Prospectus or the Final Prospectus or any prospectus supplement or any amendment or supplement thereto or any post-effective amendment to the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the institution or written threat of the institution of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or a Prospectus or for additional information, (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 4(a) that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall use its reasonable best efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its reasonable best efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its reasonable best efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, 430B and 430C, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) are received in a timely manner by the Commission.

6

(b) Blue Sky Compliance. The Company will cooperate with the Placement Agent and the Investors in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions (United States and foreign) as the Placement Agent and the Investors may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document. The Company will, from time to time, prepare and file such statements, reports and other documents as are reasonably require by applicable law or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request for distribution of the Securities. The Company will advise the Placement Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat in writing of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(c) Amendments and Supplements to a Prospectus and Other Matters. The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the Incorporated Documents and any Prospectus. If during the period in which a prospectus is required by law to be delivered in connection with the distribution of Securities contemplated by the Incorporated Documents or any Prospectus (the “Prospectus Delivery Period”), any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Placement Agent or counsel for the Placement Agent, it becomes necessary to amend or supplement the Incorporated Documents or any Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if it is necessary at any time to amend or supplement the Incorporated Documents or any Prospectus or to file under the Exchange Act any Incorporated Document to comply with any law, the Company will promptly prepare and file with the Commission, and furnish at its own expense to the Placement Agent and to dealers, an appropriate amendment to the Registration Statement or supplement to the Registration Statement, the Incorporated Documents or any Prospectus that is necessary in order to make the statements in the Incorporated Documents and any Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading, or so that the Registration Statement, the Incorporated Documents or any Prospectus, as so amended or supplemented, will comply with law. Before amending the Registration Statement or supplementing the Incorporated Documents or any Prospectus in connection with the Offering, the Company will furnish the Placement Agent with a copy of such proposed amendment or supplement and will not file any such amendment or supplement related to the Offering to which the Placement Agent reasonably objects; provided that the Company may make any filing that it determines, upon advice of counsel, is required by applicable law, rule, or regulation.

(d) Copies of any Amendments and Supplements to a Prospectus. The Company will furnish the Placement Agent, without charge, during the period beginning on the date hereof and ending on the last Closing Date of the Offering, as many electronic copies of any Prospectus or prospectus supplement and any amendments and supplements thereto, as the Placement Agent may reasonably request.

(e) Free Writing Prospectus. The Company covenants that it will not, unless it obtains the prior written consent of the Placement Agent, make any offer relating to the Securities that would constitute a Company Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act. In the event that the Placement Agent expressly consents in writing to any such free writing prospectus (a “Permitted Free Writing Prospectus”), the Company covenants that it shall (i) treat each Permitted Free Writing Prospectus as a Company Free Writing Prospectus, and (ii) comply with the requirements of Rules 164 and 433 of the Securities Act applicable to such Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

7

(f) Transfer Agent. The Company will maintain, at its expense, a registrar and transfer agent for the Common Stock.

(g) Earnings Statement. As soon as practicable and in accordance with applicable requirements under the Securities Act, but in any event not later than 18 months after the last Closing Date, the Company will make generally available to its security holders and to the Placement Agent an earnings statement, covering a period of at least 12 consecutive months beginning after the last Closing Date, that satisfies the provisions of Section 11(a) and Rule 158 under the Securities Act.

(h) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company will duly file, on a timely basis or within any applicable extension period permitted under the Exchange Act, with the Commission and the Trading Market all reports and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

(i) Additional Documents. The Company will enter into any subscription, purchase or other customary agreements as the Placement Agent or the Investors deem reasonably necessary to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Placement Agent and the Investors. The Company agrees that the Placement Agent may rely upon, and each is a third party beneficiary of, the representations and warranties, and applicable covenants, set forth in any such purchase, subscription or other agreement with Investors in the Offering.

(j) No Manipulation of Price. Neither the Company, nor, to its knowledge, any of its employees, directors or stockholders acting on behalf of the Company, has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k) Acknowledgment. The Company acknowledges that any advice given by the Placement Agent to the Company is solely for the benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to, without the Placement Agent’s prior written consent, not to be unreasonably withheld, conditioned, or delayed.

(l) Announcement of Offering. The Company acknowledges and agrees that the Placement Agent may, subsequent to the Closing, make public its involvement with the Offering; provided that any such announcement shall be limited to the Placement Agent’s role in the Offering and shall not include the Company’s logo or any non-public information without the Company’s prior written consent.

(m) Reliance on Others. The Company confirms that it will rely on its own counsel and accountants for legal and accounting advice.

(n) Research Matters. By entering into this Agreement, the Placement Agent does not provide any promise, either explicitly or implicitly, of favorable or continued research coverage of the Company and the Company hereby acknowledges and agrees that the Placement Agent’s selection as a placement agent for the Offering was in no way conditioned, explicitly or implicitly, on the Placement Agent providing favorable or any research coverage of the Company. In accordance with FINRA Rule 2241(b)(2), the parties acknowledge and agree that the Placement Agent has not directly or indirectly offered favorable research, a specific rating or a specific price target, or threatened to change research, a rating or a price target, to the Company as an inducement for the receipt of business or compensation. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agent with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Placement Agent’s investment banking divisions. The Company acknowledges that the Placement Agent is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company.

8

(o) Subsequent Equity Sales.

(i) From the date hereof until (i) ninety (90) days after the Closing Date if the aggregate gross proceeds received by the Company from the Offering equal or exceed $10,000,000 or (ii) forty-five (45) days after the Closing Date if the aggregate gross proceeds received by the Company from the Offering are less than $10,000,000, neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents or (ii) file any registration statement or amendment or supplement thereto, other than the Prospectus, a post-effective amendment to the Registration Statement to file exhibits, or filing a registration statement on Form S-8 in connection with any employee benefit plan, in each case without prior written consent of the Placement Agent.

(ii) From the date hereof until 180 days after the Closing Date, the Company shall not effect or enter into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction, provided however that 60 days following the Closing Date, the Company may enter into and/or issue Common Stock in an “at-the-market” offering. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby the Company may issue securities at a future determined price. Any issuance of securities to Streeterville Capital, LLC or an affiliate thereof shall not be deemed a Variable Rate Transaction. Any Purchaser shall be entitled to seek injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(iii) Notwithstanding the foregoing, this Section 4(o) shall not apply (i) in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance, or (ii) to the reset of the conversion or exercise price of any currently outstanding security pursuant to its terms as in effect on the date of this Agreement. An “Exempt Issuance” means the issuance of (a) Common Stock, restricted stock units, options or other equity awards to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended (other than automatic adjustments pursuant to their terms as in effect on the date of this Agreement) since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities (other than the extension of the term of exercise for stock options to employees, officers or directors of the Company pursuant to any stock or option plan described in clause (a) of this definition), and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4(o)(i) herein, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

9

(p) Lock-Up Agreements. The Company shall not amend, modify, waive or terminate any provision of any of the Lock-Up Agreements except to extend the term of the lock-up period and shall enforce the provisions of each Lock-Up Agreement in accordance with its terms. If any party to a Lock-Up Agreement breaches any provision of a Lock-Up Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of such Lock-Up Agreement.

(q) FINRA. The Company shall advise the Placement Agent (who shall make an appropriate filing with FINRA) if it is aware that any officer, director, 10% or greater stockholder of the Company or Person that received the Company’s unregistered equity securities in the past 180 days is or becomes an affiliate or associated person of a FINRA member firm prior to the earlier of the termination of this Agreement or the 60-day period after the Effective Date.

(r) Subsequent Financings. If, upon a Closing in which the aggregate gross proceeds received by the Company from the Offering equal or exceed $10,000,000, the Company, within six (6) months following such Closing, completes any financing of equity, equity-linked or debt or other capital raising activity with, or receives any proceeds from, any of the investors contacted by the Placement Agent during the Engagement Period, then the Company will pay the Placement Agent upon the closing of such financing or receipt of such proceeds the applicable fees set forth in Section 1(a)(i) and (ii) herein.

(s) Upon a Closing in which (i) the aggregate gross proceeds received by the Company from the Offering equal or exceed $10,000,000 and (ii) the Company and the Placement Agent together determine in good faith that the lead investor is a fundamentally-oriented biotechnology specialist investor, for a period of twelve (12) months from such Closing the Company grants the Placement Agent the right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all future public or private equity, equity-linked, convertible or debt (excluding commercial bank debt) offerings for which the Company retains the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such twelve (12) month period of the Company, or any successor to or any subsidiary of the Company; provided, however, that the right of first refusal set forth in this paragraph shall not apply to the Company’s existing at-the-market offering program with H.C. Wainwright & Co., LLC. The Company shall not offer to retain any entity or person in connection with any such offering on terms more favorable than terms on which it offers to retain the Placement Agent. Such offer shall be made in writing in order to be effective. The Placement Agent shall notify the Company within ten (10) business days of its receipt of the written offer contemplated above as to whether or not it agrees to accept such retention. If the Placement Agent should decline such retention, the Company shall have no further obligations to the Placement Agent with respect to the offering for which it has offered to retain the Placement Agent, except as otherwise provided for herein.

Section 5. Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 hereof, in each case as of the date hereof and as of each Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Placement Agent shall have received, and the Company shall have caused to be delivered to the Placement Agent, a letter from WithumSmith+Brown, PC (the independent registered public accounting firm of the Company), addressed to the Placement Agent, dated as of the date hereof, in form and substance satisfactory to the Placement Agent. The letter shall not disclose any change in the condition (financial or other), earnings, operations, business or prospects of the Company from that set forth in the Incorporated Documents or the applicable Prospectus or prospectus supplement, which, in the Placement Agent’s sole judgment, is material and adverse and that makes it, in the Placement Agent’s sole judgment, impracticable or inadvisable to proceed with the Offering of the Securities as contemplated by such Prospectus.

10

(b) Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. Each Prospectus (in accordance with Rule 424(b)) and “free writing prospectus” (as defined in Rule 405 of the Securities Act), if any, shall have been duly filed with the Commission, as appropriate; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of any Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange; all requests for additional information on the part of the Commission shall have been complied with; and FINRA shall have raised no objection to the fairness and reasonableness of the placement terms and arrangements.

(c) Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement and each Prospectus, and the registration, sale and delivery of the Securities, shall have been completed or resolved in a manner reasonably satisfactory to the Placement Agent’s counsel, and such counsel shall have been furnished with such papers and information as it may reasonably have requested to enable such counsel to pass upon the matters referred to in this Section 5.

(d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to each Closing Date, in the Placement Agent’s reasonable judgment after consultation with the Company, there shall not have occurred any Material Adverse Effect or any material adverse change or development involving a prospective material adverse change in the condition or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus (“Material Adverse Change”).

(e) Opinion of Company Counsel. The Placement Agent shall have received on each Closing Date the opinion and negative assurance letter of the Company’s United States Counsel dated as of such Closing Date, in form and substance reasonably satisfactory to the Placement Agent.

(f) Opinion of Intellectual Property Counsel for the Company. The Placement Agent shall have received on each Closing Date the opinion of Sterne, Kessler, Goldstein & Fox P.L.L.C., Intellectual Property counsel to the Company, dated as of such Closing Date, addressed to the Placement Agent and in form and substance reasonably satisfactory to the Placement Agent.

(g) Officers’ Certificate. The Placement Agent shall have received on each Closing Date a certificate of the Company, dated as of such Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and the Placement Agent shall be satisfied that, the signers of such certificate have reviewed the Registration Statement, the Incorporated Documents, the Prospectus, and this Agreement and to the further effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

11

(ii) No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States;

(iii) When the Registration Statement became effective, at the time of sale, and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Incorporated Documents, if any, when such documents became effective or were filed with the Commission, and any Prospectus, contained all material information required to be included therein by the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and the Registration Statement and the Incorporated Documents, if any, and any Prospectus, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this paragraph (iii) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Placement Agent expressly for use therein) and, since the effective date of the Registration Statement, there has occurred no event required by the Securities Act and the rules and regulations of the Commission thereunder to be set forth in the Incorporated Documents which has not been so set forth; and

(iv) Subsequent to the respective dates as of which information is given in the Registration Statement, the Incorporated Documents and any Prospectus, there has not been: (a) any Material Adverse Change; (b) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business; (d) any material change in the capital stock (except changes thereto resulting from the exercise of outstanding stock options or warrants) or outstanding indebtedness of the Company or any Subsidiary; (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

(h) Bring-down Comfort Letter. On each Closing Date, the Placement Agent shall have received from WithumSmith+Brown, PC, or such other independent registered public accounting firm of the Company, a letter dated as of such Closing Date, in form and substance satisfactory to the Placement Agent, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to such Closing Date.

(i) Lock-Up Agreements. On the date hereof, the Placement Agent shall have received the executed lock-up agreement from each of the Company’s directors, officers and greater than 5% stockholders as of the date hereof.

(j) Stock Exchange Listing. The Common Stock shall be registered under the Exchange Act and shall be listed on the Trading Market, and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Trading Market, nor shall the Company have received any information suggesting that the Commission or the Trading Market is contemplating terminating such registration or listing.

12

(k) Additional Documents. On or before each Closing Date, the Placement Agent and counsel for the Placement Agent shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time on or prior to a Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6 (Payment of Expenses), Section 7 (Indemnification and Contribution) and Section 8 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

Section 6. Payment of Expenses. The Company agrees to pay all actual, reasonable and documented costs, fees and expenses incurred by the Company in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Securities (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Common Stock; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Preliminary Prospectus, the Final Prospectus and each prospectus supplement, if any, and all amendments and supplements thereto; (vi) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Placement Agent in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws or the securities laws of any other country, and, if reasonably requested by the Placement Agent, preparing and printing a “Blue Sky Survey,” an “International Blue Sky Survey” or other memorandum, and any supplements thereto, advising the Placement Agent of such qualifications, registrations and exemptions; (viii) if applicable, the filing fees incident to the review and approval by FINRA of the Placement Agent’s participation in the offering and distribution of the Securities; (ix) the fees and expenses associated with including the Shares and Warrant Shares on the Trading Market; and (x) all costs and expenses incident to the “roadshow”, including any travel and accommodation of the Company’s and the Placement Agent’s employees on the “roadshow,” if any; and (xi) all other fees, costs and expenses referred to in Part II of the Registration Statement. It is understood and agreed that the Company’s reimbursement obligation for the Placement Agent’s legal and other out of pocket expenses, less the Advance, in connection with the Offering, shall not exceed (i) an aggregate of $125,000 in the event that the Offering closes or (ii) an aggregate of $25,000 in the event that the Offering does not close.

Section 7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless the Placement Agent, its affiliates and each person controlling the Placement Agent (within the meaning of Section 15 of the Securities Act), and the directors, officers, and employees of the Placement Agent, its affiliates and each such controlling person (the Placement Agent, and each such entity or person, an “Indemnified Person”) from and against any losses, claims, damages, assessments, costs and other liabilities (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of one counsel for all Indemnified Persons, except as otherwise expressly provided herein) (collectively, the “Expenses”) as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any actions, whether or not any Indemnified Person is a party thereto, (i) caused by, or arising out of or in connection with, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Incorporated Document, or any Prospectus or by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than untrue statements or alleged untrue statements in, or omissions or alleged omissions from, information relating to an Indemnified Person furnished in writing by or on behalf of such Indemnified Person expressly for use in the Incorporated Documents) or (ii) otherwise arising out of or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions; provided, however, that, in the case of clause (ii) only, the Company shall not be responsible for any Liabilities or Expenses of any Indemnified Person that are finally judicially determined to have resulted solely from such Indemnified Person’s (x) bad faith, gross negligence, intentional misconduct or willful misconduct in connection with any of the advice, actions, inactions or services referred to above or (y) use of any offering materials or information concerning the Company in connection with the offer or sale of the Securities in the Offering which were not authorized for such use by the Company and which use constitutes gross negligence or willful misconduct. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with enforcing such Indemnified Person’s rights under this Agreement.

13

(a) Upon receipt by an Indemnified Person of actual notice of an action against such Indemnified Person with respect to which indemnity may be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise to such Indemnified Person, except to the extent the Company shall have been prejudiced by such failure. The Company shall have the right, but not the obligation, if requested by the Placement Agent, to assume the defense of any such action including the employment of counsel reasonably satisfactory to the Placement Agent, which counsel may also be counsel to the Company. The Company shall give written notice to the Indemnified Person within fourteen (14) calendar days of receiving the Indemnified Person’s written notice. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such action (including any impleaded parties) include such Indemnified Person and the Company, and such Indemnified Person shall have been advised in the reasonable opinion of counsel that there is an actual conflict of interest that prevents the counsel selected by the Company from representing both the Company (or another client of such counsel) and any Indemnified Person; provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel for all Indemnified Persons in connection with any action or related actions, in addition to any local counsel. It is understood and agreed that the Company will advance any retainer fees required by legal counsel to an Indemnified Person simultaneously with the engagement by such Indemnified Person of such counsel, the amount of such retainer shall not exceed $20,000 and such retainer shall be credited to fees incurred with the balance (if any) refundable to the Indemnitor. The Company shall not be liable for any settlement of any action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Placement Agent (which shall not be unreasonably withheld), settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such action for which indemnification or contribution may be sought hereunder. The indemnification required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

(b) In the event that the foregoing indemnity is judicially determined to be unavailable to an Indemnified Person other than in accordance with this Agreement, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to the Placement Agent and any other Indemnified Person, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and the Placement Agent and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of fees actually received by the Placement Agent pursuant to this Agreement. For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to the Placement Agent on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid to or received or contemplated to be received by the Company in the transaction or transactions that are within the scope of this Agreement, whether or not any such transaction is consummated, bears to (b) the fees paid to the Placement Agent under this Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act, as amended, shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

14

(c) The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions except for Liabilities (and related Expenses) of the Company that are finally judicially determined to have resulted solely from such Indemnified Person’s gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

(d) The reimbursement, indemnity and contribution obligations of the Company set forth herein shall apply to any modification of this Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person’s services under or in connection with, this Agreement.

Section 8. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement. A successor to a Placement Agent, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Agreement.

Section 9. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or e-mailed and confirmed to the parties hereto as follows:

If to the Placement Agent to the address set forth above, attention: James Siegel, email: jsiegel@maximgrp.com

With a copy to:

Sullivan & Worcester LLP

1251 Avenue of the Americas

New York, New York 10020

Attn: David E. Danovitch, Esq.

E-mail: ddanovitch@sullivanlaw.com

If to the Company:

Imunon, Inc.

997 Lenox Drive, Suite 100

Lawrenceville, NJ 08648

Attn: Stacy R. Lindborg, Ph.D., Chief Executive Officer and Sara Turken, General Counsel

E-mail: slindborg@imunon.com; sturken@imunon.com

With a copy to:

Covington & Burling LLP

One International Place, Suite 1020

Boston, Massachusetts 02110

Attn: Michael Riella and Megan Gates

E-mail: mriella@cov.com; mgates@cov.com

Any party hereto may change the address for receipt of communications by giving written notice to the others.

15

Section 10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7 hereof, and to their respective successors, and personal representatives, and no other person will have any right or obligation hereunder.

Section 11. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 12. Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State, without regard to the conflicts of laws principles thereof. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the courts of the State of New York or into the Federal Court located in New York, New York and, by execution and delivery of this Agreement, the Company and the Placement Agent, respectively, hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment. If either party to this Agreement shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 13. General Provisions.

(a) This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. Notwithstanding anything herein to the contrary, the engagement letter, dated October 1, 2026 (“Engagement Agreement”), between the Company and the Placement Agent shall continue to be effective and the terms therein shall continue to survive and be enforceable both by the Placement Agent and the Company in accordance with its terms, provided that, in the event of a conflict between the terms of the Engagement Agreement and this Agreement, the terms of this Agreement shall prevail. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signature pages to the Agreement delivered via facsimile or other electronic image transmission shall be valid and binding for all purposes. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) the Placement Agent’s responsibility to the Company is solely contractual and commercial in nature, (ii) the Placement Agent has acted at arm’s length, is not an agent of, and owes no fiduciary duties to the Company or any other person, (iii) the Placement Agent owes the Company only those duties and obligations set forth in this Agreement and (iv) the Placement Agent may have interests that differ from those of the Company. The Company waives to the fullest extent permitted by applicable law any claims it may have against the Placement Agent arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

[The remainder of this page has been intentionally left blank.]

16

If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

IMUNON, INC.

By:
Name: Stacy R. Lindborg, Ph.D.
Title: Chief Executive Officer

[Signature Page to Placement Agency Agreement]

The foregoing Placement Agency Agreement is hereby confirmed and accepted as of the date first above written.

maxim group LLC

By:
Name:
Title:

[Signature Page to Placement Agency Agreement]